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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements:

         -        (Form S-8, No. 33-63822) pertaining to the 1992 Stock Option
                  Plan,

         -        (Form S-8 Nos. 33-83840 and 333-86253) pertaining to the 1993
                  Stock Option Plan,

         -        (Form S-8 Nos. 333-51297, 333-69643 and 333-44678) pertaining to the Non-Employee Directors' Stock Option Program,

         - (Form S-8 No. 333-83778 pertaining to the Deferred Compensation Program,

         - (Form S-8 No. 333-88844) pertaining to the 2002 Omnibus Stock and Incentive Plan,

         - (Form S-8 No. 333-54082) pertaining to the Executive Officers' Supplementary Stock Option Program,

         - (Form S-8 No. 33-60524) pertaining to the 1993 Employee Stock Purchase Plan,

         - (Form S-8 No. 333-69645) pertaining to the Non-Employee Directors' Stock Option Plan, and

         - (Form S-8 No. 333-88052) pertaining to the 2002 Employee Stock Purchase Plan,

of our report dated February 28, 2003, with respect to the consolidated financial statements of Chico's FAS, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year end February 1, 2003.


                                              /s/ Ernst & Young LLP

Tampa, Florida
April 22, 2003